EXHIBIT 99.1

                                 News Release

For Information Contact:
Derek P. Schmidt, Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES RESULTS FOR
FIRST QUARTER FISCAL 2011

MUSCATINE, Iowa (April 20, 2011) – HNI Corporation (NYSE: HNI) today announced sales of $396.2 million and a net loss of ($1.8) million for the first quarter ending April 2, 2011.  Net loss per diluted share for the quarter was ($0.04) or ($0.02) on a non-GAAP basis when excluding restructuring charges.

First Quarter Summary Comments
"We are pleased with our improved performance over prior year.  All segments delivered sales growth led by continued double-digit increases in our office furniture contract and international businesses.   Strong performance in the alternative energy market also drove growth in our hearth business," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

First Quarter
Dollars in millions except per share data	Three Months Ended
	4/02/2011	4/03/2010	Percent Change

Net sales	$396.2	$363.5	9.0%
Gross margin	$134.7	$119.2	13.0%
Gross margin %	34.0%	32.8%
SG&A	$133.8	$124.6	7.4%
SG&A %	33.8%	34.3%
Operating income (loss)	$0.9	$(5.5)	116.9%
Operating income (loss) %	0.2%	-1.5%
Income (loss) from continuing operations	$(1.8)	$(4.1)	56.6%

Earnings per share from continuing operations attributable to HNI Corporation – diluted	$(0.04)	$(0.09)	55.6%

First Quarter Results – Continuing Operations
•	Consolidated net sales increased $32.7 million or 9.0 percent to $396.2 million.
•
Gross margins were 1.2 percentage points higher than prior year primarily due to higher volume, cost reduction initiatives and lower restructuring and transition costs partially offset by increased material costs.

•
Total selling and administrative expenses as a percent of net sales, including restructuring charges, improved 0.5 percentage points due to higher volume and lower restructuring charges partially offset by increased fuel costs, investments in growth initiatives and higher incentive-based compensation.

•
The Corporation's first quarter results included $1.4 million of restructuring charges.  These included $1.0 million associated with previously announced shutdown and consolidation of production of office furniture manufacturing locations and $0.4 million related to restructuring of hearth operations.  Included in the first quarter of
2010 were $2.8 million of restructuring and transition costs net of a non-operating gain.

First Quarter – Non-GAAP Financial Measures – Continuing Operations
(Reconciled with most comparable GAAP financial measures)

Dollars in millions Except per share data	Three Months Ended 4/02/2011			Three Months Ended 4/03/2010
	Gross Profit	Operating Income	EPS	Gross Profit	Operating (Loss)	EPS
As reported (GAAP)	$134.7	$0.9	$(0.04)	$119.2	$(5.5)	$(0.09)
% of net sales	34.0%	0.2%		32.8%	-1.5%

Restructuring and impairment	-	$1.4	$0.02	$0.6	$2.4	$0.03
Transition costs	-	-	-	$0.9	$0.9	$0.01
Non-operating gain	-	-	-	-	$(0.5)	$(0.01)

Results (non-GAAP)	$134.7	$2.3	$(0.02)	$120.7	$(2.7)	$(0.06)
% of net sales	34.0%	0.6%		33.2%	-0.7%

Cash flow used in operations for the quarter was $22.0 million compared to $25.4 million for the same quarter last year.  Capital expenditures were $6.4 million in the first quarter of 2011 compared to $4.8 million in the first quarter of 2010.

Discontinued Operations
The Corporation completed the sale of a small, non-core business in the office furniture segment and a small, non-core component of its hearth products segment during 2010.  Revenues and expenses associated with these business operations are presented as discontinued operations for all periods presented in the financial statements.

Office Furniture
Dollars in millions	Three Months Ended		Percent Change
	4/02/2011	4/03/2010
Sales	$331.1	$300.0	10.4%
Operating profit	$8.1	$6.2	29.6%
Operating profit %	2.4%	2.1%

First Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	4/02/2011	4/03/2010	Change

Operating profit as reported (GAAP)	$8.1	$6.2	29.6%
% of Net Sales	2.4%	2.1%

Restructuring and impairment	$1.0	$1.7
Transition costs	-	$1.4
Non-operating gain	-	$(0.5)

Operating profit (non-GAAP)	$9.1	$8.8	3.3%
% of Net Sales	2.8%	2.9%

•
First quarter sales for the office furniture segment increased $31.1 million or 10.4 percent to $331.1 million.  The increase was across all channels of the Corporation's office furniture segment with a more substantial increase in the contract and international channels.

•
First quarter operating profit increased $1.8 million.  Operating profit was positively impacted by higher volume and lower restructuring and transition costs.  These were partially offset by lower price realization, higher input costs, investments in strategic growth initiatives and higher incentive-based compensation.

Hearth Products
Dollars in millions	Three Months Ended		Percent Change
	4/02/2011	4/03/2010
Sales	$65.0	$63.5	2.4%
Operating (loss)	$(0.6)	$(2.9)	79.5%
Operating profit %	-0.9%	-4.6%

First Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	4/02/2011	4/03/2010	Change

Operating (loss) as reported (GAAP)	$(0.6)	$(2.9)	79.5%
% of Net Sales	-0.9%	-4.6%

Restructuring and impairment	$0.4	$0.1
Transition costs	-	$0.1

Operating (loss) (non-GAAP)	$(0.2)	$(2.7)	91.6%
% of net sales	-0.3%	-4.3%

•
First quarter sales for the hearth products segment increased $1.6 million or 2.4 percent to $65.0 million driven by an increase in the remodel-retrofit channel partially offset by a decline in the new construction channel.

•
First quarter operating profit increased $2.3 million.  Operating profit was positively impacted by higher price realization and cost reduction initiatives partially offset by investments in strategic growth initiatives and higher-incentive based compensation.

Outlook

"I am optimistic about our markets and the improving economy.  Looking ahead to the second quarter, we see sales momentum continuing across our office furniture business.   We remain on track to grow sales and increase profits in 2011, despite near-term margin pressures caused by material inflation and higher mix of large project and bid business.  Our focus remains on improving operations and reducing costs while investing for long-term growth.  I'm confident our businesses are well positioned for the future," said Mr. Askren.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call and Presentation
HNI Corporation will host a conference call on Thursday, April 21, 2011 at 10:00 a.m. (Central) to discuss first quarter results.  A presentation intended to accompany the call has been posted to the Corporation's website.  To participate, call the conference call line at 1-866-233-3843.  A replay of the conference call will be available until Thursday, April 28, 11:59 p.m. (Central).  To access this replay, dial 1-800-475-6701 – Access Code:  198013.   A link to the presentation and simultaneous web cast can be found under the Investor Information section of the Corporation's website at www.hnicorp.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  Pursuant to the requirements of Regulation G, the Corporation has provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income (loss), operating profit (loss) and net income (loss) per diluted share from continuing operations (i.e., EPS), excluding restructuring and impairment charges, transition costs and non-operating gains.  These measures are presented because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.

HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including the recent credit crisis, slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, epidemic, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations
	Three Months Ended
(Dollars in thousands, except per share data)	Apr. 2, 2011	Apr. 3, 2010
Net Sales	$396,151	$363,506
Cost of products sold	261,427	244,326
Gross profit	134,724	119,180
Selling and administrative expenses	132,413	122,800
Restructuring and impairment charges	1,390	1,834
Operating income (loss)	921	(5,454)
Interest income	133	88
Interest expense	3,589	2,723
Income (loss) from continuing operations before income taxes	(2,535)	(8,089)
Income taxes	(738)	(3,947)
Income (loss) from continuing operations, less applicable income taxes	(1,797)	(4,142)
Discontinued operations, less applicable income taxes	-	(1,711)
Net income (loss)	(1,797)	(5,853)
Less: Net income attributable to the noncontrolling interest	(42)	133
Net income (loss) attributable to HNI Corporation	$(1,755)	$(5,986)
Income (loss) from continuing operations attributable to HNI Corporation per common share – basic	$(0.04)	$(0.09)
Discontinued operations attributable to HNI Corporation per common share –basic	-	$(0.04)
Net income (loss) attributable to HNI Corporation common shareholders – basic	$(0.04)	$(0.13)
Average number of common shares outstanding – basic	44,852,553	45,166,450
Income (loss) from continuing operations attributable to HNI Corporation per common share – diluted	$(0.04)	$(0.09)
Discontinued operations attributable to HNI Corporation per common share – diluted	-	$(0.04)
Net income (loss) attributable to HNI Corporation common shareholders – diluted	$(0.04)	$(0.13)
Average number of common shares outstanding – diluted	44,852,553	45,166,450

Unaudited Condensed Consolidated Balance Sheet

Assets	As of		Liabilities and Shareholders' Equity	As of
(Dollars in thousands)	Apr. 2, 2011	Jan. 1, 2011		Apr. 2, 2011	Jan. 1, 2011
Cash and cash equivalents	$52,363	$99,096	Accounts payable and
Short-term investments	13,243	10,567	accrued expenses	$272,840	$311,066
Receivables	171,109	190,118	Note payable and current
Inventories	88,087	68,956	maturities of long-term debt	50,432	50,029
Deferred income taxes	21,681	18,467	Current maturities of other
Prepaid expenses and			long-term obligations	265	256
other current assets	25,988	20,957
Current assets	372,471	408,161	Current liabilities	323,537	361,351

			Long-term debt	150,000	150,000
			Capital lease obligations	1,437	111
			Other long-term liabilities	50,592	47,437
Property and equipment – net	227,453	231,781	Deferred income taxes	35,017	30,525
Goodwill	260,634	260,634
Other assets	95,748	97,304	Parent Company shareholders'
			equity	395,226	407,985
			Noncontrolling interest	497	471
			Shareholders' equity	395,723	408,456
			Total liabilities and
Total assets	$956,306	$997,880	shareholders' equity	$956,306	$997,880

Unaudited Condensed Consolidated Statement of Cash Flows
	Three Months Ended
(Dollars in thousands)	Apr. 2, 2011	Apr. 3, 2010
Net cash flows from (to) operating activities	$(21,983)	$(25,402)
Net cash flows from (to) investing activities:
Capital expenditures	(6,440)	(4,799)
Other	(1,851)	25
Net cash flows from (to) financing activities	(16,459)	(14,157)
Net increase (decrease) in cash and cash equivalents	(46,733)	(44,333)
Cash and cash equivalents at beginning of period	99,096	87,374
Cash and cash equivalents at end of period	$52,363	$43,041

Business Segment Data
	Three Months Ended
(Dollars in thousands)	Apr. 2, 2011	Apr. 3, 2010
Net sales:
Office furniture	$331,127	$300,032
Hearth products	65,024	63,474
	$396,151	$363,506

Operating profit (loss):
Office furniture
Operations before restructuring and impairment charges	$9,115	$7,980
Restructuring and impairment charges	(1,022)	(1,733)
Office furniture – net	8,093	6,247
Hearth products
Operations before restructuring and impairment charges	(227)	(2,805)
Restructuring and impairment charges	(368)	(101)
Hearth products – net	(595)	(2,906)
Total operating profit	7,498	3,341
Unallocated corporate expense	(10,033)	(11,430)
Income before income taxes	$(2,535)	$(8,089)

Depreciation and amortization expense:
Office furniture	$9,430	$11,641
Hearth products	2,152	3,779
General corporate	566	640
	$12,148	$16,060

Capital expenditures – net:
Office furniture	$3,635	$3,561
Hearth products	464	442
General corporate	2,341	796
	$6,440	$4,799

	As of Apr. 2, 2011	As of Apr. 3, 2010
Identifiable assets:
Office furniture	$582,295	$565,226
Hearth products	264,817	284,881
General corporate	109,194	85,588
	$956,306	$935,695

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